Exhibit 21.1

SUBSIDIARIES OF KAR HOLDINGS, INC.

The following is a list of subsidiaries of KAR Holdings, Inc. (a Delaware corporation).

Name	State or Country of Incorporation or Organization
ADESA, Inc.	Delaware
ADESA Corporation, LLC	Indiana
A.D.E. of Ark-La-Tex, Inc.	Louisiana
A.D.E. of Knoxville, LLC	Tennessee
ADESA Ark-La-Tex, LLC	Louisiana
ADESA Arkansas, LLC	Delaware
ADESA Atlanta, LLC	New Jersey
ADESA Birmingham, LLC	Alabama
ADESA California, LLC	California
ADESA Charlotte, LLC	North Carolina
ADESA Colorado, LLC	Colorado
ADESA Dealer Services, LLC	Indiana
ADESA Des Moines, LLC	Iowa
ADESA Florida, LLC	Florida
ADESA Impact Texas, LLC	Texas
ADESA Indianapolis, LLC	Indiana
ADESA Lansing, LLC	Michigan
ADESA Lexington, LLC	Kentucky
ADESA Mexico, LLC	Indiana
ADESA Minnesota, LLC	Minnesota
ADESA Missouri, LLC	Missouri
ADESA Missouri Redevelopment Corporation	Missouri
ADESA New Jersey, LLC	New Jersey
ADESA New York, LLC	New York
ADESA Ohio, LLC	Ohio
ADESA Oklahoma, LLC	Oklahoma
ADESA Pennsylvania, LLC	Pennsylvania
ADESA Phoenix, LLC	New Jersey
ADESA San Diego, LLC	California
ADESA-South Florida, LLC	Indiana
ADESA Southern Indiana, LLC	Indiana
ADESA Texas, Inc.	Texas
ADESA Virginia, LLC	Virginia
ADESA Washington, LLC	Washington
ADESA Wisconsin, LLC	Wisconsin
AFC Cal, LLC	California
Asset Holdings III, L.P.	Ohio
Auto Dealers Exchange of Concord, LLC	Massachusetts
Auto Dealers Exchange of Memphis, LLC	Tennessee
Auto Disposal of Bowling Green, Inc.	Tennessee

Auto Disposal of Chattanooga, Inc.	Tennessee
Auto Disposal of Memphis, Inc.	Tennessee
Auto Disposal of Nashville, Inc.	Tennessee
Auto Disposal of Paducah, Inc.	Tennessee
Automotive Finance Consumer Division, LLC	Indiana
Automotive Finance Corporation	Indiana
Automotive Recovery Services, Inc.	Indiana
AutoVIN, Inc.	Indiana
PAR, Inc.	Indiana
Axle Holdings, Inc.	Delaware
Insurance Auto Auctions, Inc.	Illinois
Insurance Auto Auctions Corp.	Delaware
IAA Acquisition Corp.	Delaware
IAA Services, Inc.	Illinois
Auto Disposal Systems, Inc.	Ohio
ADS Ashland, LLC	Ohio
ADS Priority Transport Ltd.	Ohio
Dent Demon, LLC	Indiana
Salvage Disposal Company of Georgia	Georgia
Sioux Falls Auto Auction, Inc.	South Dakota
Tri-State Auction Co., Inc.	North Dakota
Zabel & Associates, Inc.	North Dakota
LiveBlock Auctions International, Inc.	Nevada
Live Global Communications USA, Incorporated	Nevada
ADESA Importation Services, LLC	Michigan
AFC Funding Corporation	Indiana
Auction Vehicles of Mexico S. de R.L. de C.V.	Federal District of Mexico
ADESUR S. de R.L. de C.V.	Federal District of Mexico
2540-0714 Quebec Inc.	Quebec
504811 NB Ltd.	New Brunswick
51937 Newfoundland & Labrador Limited	Newfoundland
79378 Manitoba Inc.	Manitoba
ADESA Auctions Canada Corporation	Nova Scotia
ADESA Montreal Corporation	Nova Scotia
ADESA Quebec Corporation	Quebec
ADESA Remarketing Services Inc.	Ontario
AutoVIN Canada Inc.	Nova Scotia
Automotive Finance Canada Inc.	Ontario
CAAG Transport Ltd.	British Columbia
Impact Auto Auctions Ltd.	Ontario
Impact Auto Auctions Sudbury Ltd.	Ontario* (own 50%)
Suburban Auto Parts Inc.	Ontario

*	Unless otherwise indicated, all subsidiaries are wholly owned.

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